Exhibit 10.4
AMENDMENT
SANDERSON FARMS, INC. AND AFFILIATES
EMPLOYEE STOCK OWNERSHIP PLAN
(As Amended and Restated Effective August 1, 2006)
WHEREAS, Sanderson Farms Inc. (the “Corporation”) maintains the Sanderson Farms, Inc. and Affiliates Employee Stock Ownership Plan (the “Plan”) for the benefit of the employees of the Corporation and its participating affiliates;
WHEREAS, Section 12.1 of the Plan provides that the Corporation, through action of its Board of Directors, may amend the Plan at any time; and
WHEREAS, the Corporation desires to amend the Plan in certain respects.
NOW THEREFORE BE IT RESOLVED, that, effective August 1, 2006, the Plan shall be amended by adding the following new Section 6.3(f), and redesignating former Section 6.3(f) as Section 6.3(g):
(f)	If a Participant has a forfeiture under (c) or (d) above, the Forfeiture will be charged (i) first, against the Participant’s Cash Account, and (ii) second, if any amount remains to be forfeited, against the Participant’s Stock Account.
          IN WITNESS WHEREOF, the undersigned has executed this Amendment to the Sanderson Farms, Inc. and Affiliates Employee Stock Ownership Plan on this 29th day of January, 2009.

SANDERSON FARMS, INC.

By:	/s/ D. Michael Cockrell

Title:	Treasurer & CFO